Diamond Offshore Fleet Status Report November 7, 2023 Exhibit 99.2

DIAMOND OFFSHORE Recent Commercial Activity1 New Contracts and Extensions Water Depth (Ft.) Ocean GreatWhite Second and third priced option wells exercised by bp in the UK with an estimated duration of 60 days each.  The option wells will be in direct continuation of the existing term.  The rig is now expected to remain under contract until at least August 2024. Ocean Patriot Secured thirty-five-well P&A contract with TAQA Bratani Limited (“TAQA”) in the UK with an estimated duration of three years, expected to commence in January 2025. The contract includes up to an additional 17 priced option wells with an estimated duration of 12 months. Other Activity Ocean BlackHawk Commenced one-year + one-year priced option contract with Anadarko Petroleum Corporation (a wholly owned subsidiary of Occidental) (“Occidental”) in the US GOM in early November 2023. The firm term is expected to run until November 2024. Ocean Courage Concluded campaign with Petrobras in Brazil in late September and mobilized to Guanabara Bay to prepare for its next contract with Petrobras. The next contract is expected to commence in December and run until December 2027. Ocean Endeavor Commenced two-well extension with Shell in the UK with an estimated duration of 120 days in mid-October 2023. After this extension, the rig reverts to the previous rate under the contract and is expected to remain under this contract until December 2024. Ocean Apex Concluded campaign with Woodside in Australia in early October and mobilized to a standby location for its next contract with Inpex which commenced in late October and is expected to run until July 2024. The rig is firmly committed to additional operators until March 2025. Ocean Patriot Commenced two-well contract with Repsol in the UK in early October and is expected to run until late November. Vela Concluded operations with bp in the GOM in August 2023 and resumed its contract with Beacon which is expected to run until March 2024. Denotes activity since August 8, 2023 Fleet Status Report – November 7, 2023

Diamond Fleet Status[1]

Fleet Status Report – November 7, 2023

Type	Rig Name	Client	Location
7th Gen Drilships	BlackHawk	Occidental	USGOM
	BlackHornet	bp	USGOM
	BlackLion	bp	USGOM
	BlackRhino	Woodside	Senegal
HE DP Semi	GreatWhite	bp	UK
DP Semi	Courage	Petrobras	Brazil
HE Moored Semis	Apex	Woodside, Inpex, Santos, Chevron	Australia
	Endeavor	Shell	UK
	Onyx	stacked	Malaysia
	Patriot	Repsol	UK
Managed Rigs	Auriga[2]	bp	USGOM
	Vela[2]	bp/Beacon	USGOM


3Q 23
4Q 23
1Q 24
2Q 24
3Q 24
4Q 24
1Q 25
2Q 25
3Q 25
4Q 25
Shipyard, Mobe
Priced Options
SPS
Shipyard
Priced Options
Shipyard
4Q 27
Mobe
Opt
Priced Options
Actively marketed
Actively marketed
4Q 27

Current Backlog
$1.64B[3]

Note: HE = Harsh Environment. DP = Dynamically Positioned. Excludes rigs not currently marketed.
1) As of Nov 7, 2023. 2) Managed rigs. Assumes rigs no longer managed after firm term.
3) As of Oct 1, 2023 plus contracts announced Nov 6, 2023

DIAMOND OFFSHORE | 3

Drillships

Fleet Status Report – November 7, 2023

Rig Name	Water Depth Rated (Ft.)	Year Delivered / Major Upgrade	Location	Operator	Estimated Start Date	Estimated End Date	Notes
7th Gen Drillships							
Ocean BlackHawk	12,000	2014	US GOM	Occidental	Nov-23	Nov-24	A
Ocean BlackHornet	12,000	2014	US GOM	bp	Feb-23	Feb-25	B
Ocean BlackLion	12,000	2015	US GOM	bp	Sep-22	Sep-24	
Ocean BlackRhino	12,000	2014	Senegal	Woodside	Jul-21	**Jul-24**	C

Notes

A. *BlackHawk*: Occidental – Completed 118-day project for 5-year SPS, contract preparation, mobilization and acceptance testing prior to November 2023 commencement. 1-year priced option.

B. *BlackHornet*: Approximately 20 days out of service in 2024 for 5-year SPS, excluding mobilization.

C. *BlackRhino*: Approximately 80 days out of service in 2024 for 5-year SPS and MPD upgrade, excluding mobilization.

- Updated Information is in **bold type**.

DIAMOND OFFSHORE | 4

Semisubmersibles

Fleet Status Report – November 7, 2023

Rig Name	Water Depth Rated (Ft.)	Year Delivered / Major Upgrade	Location	Operator	Estimated Start Date	Estimated End Date	Notes
Harsh Environment DP Semi							
Ocean GreatWhite	10,000	2016	UK	bp	Mar-23	**Aug-24**	A
DP Semi							
Ocean Courage	10,000	2009	Brazil	Petrobras	**Dec-23**	**Dec-27**	B
Harsh Environment Moored Semis							
Ocean Endeavor	10,000	1976/2006	UK	Shell	May-19	**Dec-24**	
Ocean Patriot	3,000	1983	UK **UK**	Repsol **TAQA**	Oct-23 **Jan-25**	Nov-23 **Dec-27**	C
Ocean Apex	6,000	1976/2014	Australia Australia Australia	Inpex Santos Chevron	Oct-23 Jul-24 **Jan-25**	Jul-24 **Jan-25** Mar-25	 D E

Notes

A. *GreatWhite*: 5 priced option wells remain with an estimated duration of 60 days each.
B. *Courage*: Approximately 70 days for 5-year SPS, contract preparation and acceptance testing prior to December 2023 commencement.
C. *Patriot:* Excludes an additional 17 priced option wells with an estimated duration of 12 months.
D. *Apex*: Santos – excludes an additional 5 priced option wells with an estimated duration of 160 days.
E. *Apex*: Chevron – excludes an additional priced option well with an estimated duration of 40 days.

- Updated Information is in **bold type**.

DIAMOND OFFSHORE | 5

Managed and Stacked Rigs

Fleet Status Report – November 7, 2023

Rig Name	Water Depth Rated (Ft.)	Year Delivered / Major Upgrade	Location	Operator	Estimated Start Date	Estimated End Date	Notes
Managed Drillships							A
Auriga	12,000	2013	US GOM	bp	Mar-23	**May-24**	
Vela	12,000	2013	US GOM	Beacon	Aug-23	**Mar-24**	
Stacked Semis							B
Ocean Onyx	6,000	1973/2020	Malaysia	-	Sep-22	-	
Ocean Valiant	5,500	1988	UK	-	May-20	-	

Notes

A. Managed on behalf of a subsidiary of Seadrill Limited.

B. Excludes rigs held for sale.

- Updated Information is in **bold type**.

DIAMOND OFFSHORE | 6

DIAMOND OFFSHORE Disclaimer Statements contained in this report that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws.  Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company.  A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this report are urged to review those reports carefully when considering these forward-looking statements.  Copies of these reports are available through the Company’s website at www.diamondoffshore.com.  These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, construction of new builds, casualty losses, and various other factors, many of which are beyond the Company’s control.  Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of this report.  The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based. Fleet Status Report – November 7, 2023